Exhibit 3.1

Name :	SOCIETY PASS INCORPORATED.

Service :	Filing Domestic Amendment

Jurisdiction :	US - NV - Secretary of State

Thru Date:	06/02/2025

Results :
File No. 20254940859

Reasonable care is exercised in the completion of all requests, however, as the responsibility for the accuracy of the public records rests with the filing officer, we accept no liability for the report contained herein.

Reasonable care is exercised in the completion of all requests, however, as the responsibility for the accuracy of the public records rests with the filing officer, we accept no liability for the report contained herein. Name : SOCIETY PASS INCORPORATED. Service : Filing Domestic Amendment Jurisdiction : US - NV - Secretary of State Thru Date: 06/02/2025 Results : File No. 20254940859

Business Entity - Filing Acknowledgement 06/02/2025 Work Order Item Number: Filing Number: Filing Type: Filing Date/Time: Filing Page(s): W2025060200704 - 4493195 20254940859 Amendment After Issuance of Stock 6/2/2025 8:58:00 AM 3 Indexed Entity Information: Entity ID: E0305332018 - 1 Entity Name: SOCIETY PASS INCORPORATED. Expiration Date: None Entity Status: Active Commercial Registered Agent VCORP SERVICES, LLC 701 S. CARSON STREET, SUITE 200, Carson City, NV 89701, USA FRANCISCO V. AGUILAR Secretary of State RUBEN J. RODRIGUEZ Deputy Secretary for Southern Nevada 2250 Las Vegas Blvd North, Suite 400 North Las Vegas, NV 89030 Telephone (702) 486 - 2880 Fax (702) 486 - 2452 STATE OF NEVADA OFFICE OF THE SECRETARY OF STATE GABRIEL DI CHIARA Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings 401 N. Carson Street Carson City, NV 89701 Telephone (775) 684 - 5708 Fax (775) 684 - 7141 The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future. Respectfully, FRANCISCO V. AGUILAR Secretary of State Page 1 of 1 Commercial Recording 2250 Las Vegas Blvd North North Las Vegas, NV 89030 401 N. Carson Street Carson City, NV 89701 1 State of Nevada Way Las Vegas, NV 89119

Business Number E0305332018 - 1 Filed in the Office of Secretary of State State Of Nevada Filing Number 20254940859 Filed On 6/2/2025 8:58:00 AM Number of Pages 2

Profit Corporation: Certificate of Amendment ‹PURSUANT TO NRS 78.380 & 78.385/78.390) Certificate to Accompany Restated Articles or Amended and Restated Articles ( URSUANT TONRS 78.403) Ohicer's Statement ‹ URSUANT TO NRS 80 030) Date: Time: (must not be later than 90 days after the certificate is filed) 4. Effective Date and Time: (Optional) Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. Other. The articles have been amended as follows: (provide article numbers, if available) See new Article 3 below. (attach additional page(s) if necessary) 5. Information Being Changed: (Domestic corporations only) Treasurer Signature of Officer or Authorized Signer Title Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof. 6. Signature: (Required) Please include any required or optional information in space below: (attach additional page(s) if necessary) The total number of shares of common stock that the Company is authorized to issue is 50,000,000, $0.0001 par value each. FRANCISCO V. AGUILAR Secretary of State 401 North Carson Street Carson City, Nevada 89701 - 4201 (775) 684 - 5708 Website: www.nvsos.gov This form must be accompanied by appropriate fees. Page 2 of 2 Revised: 9/1/2023

NEVADA STATE BUSINESS LICENSE SOCIETY PASS INCORPORATED. Nevada Business Identification # NV20181454535 Expiration Date: 06/30/2025 In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada . Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration. License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived . Certificate Number: B202506025775161 You may verify this certificate online at https://www.nvsilverflume.gov/home IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 06/02/2025. FRANCISCO V. AGUILAR Secretary of State